                                                         Exhibit 8
                      CUSTODIAN CONTRACT
                            Between
                   STEINROE EQUITY PORTFOLIO
                               and
              STATE STREET BANK AND TRUST COMPANY

                     TABLE OF CONTENTS

1.   Employment Of Custodian and Property to be
     Held By It ...........................................1

2.   Duties of the Custodian with Respect to Property
     of the Trust Held by the Custodian....................1
     2.1 Holding Securities................................1
     2.2 Delivery of Securities ...........................2
     2.3 Registration of Securities .......................4
     2.4 Bank Accounts ....................................4
     2.5 Payment for Shares ...............................5
     2.6 Investments and Availability of Federal Funds ....5
     2.7 Collection of Income .............................5
     2.8 Payment of Trust Moneys ......................... 6
     2.9 Liability for Payment in Advance of
         Receipt of Securities Purchased ................. 7
     2.10 Payments for Repurchases or Redemptions
          of Shares of a Fund ............................ 7
     2.11 Appointment of Agents .......................... 7
     2.12 Deposit of Trust Assets in Securities System ... 8
     2.13 Segregated Account ............................. 9
     2.14 Ownership Certificates for Tax Purposes ........10
     2.15 Proxies ........................................10
     2.16 Communications Relating to Trust
          Portfolio Securities ...........................10
     2.17 Proper Instructions ............................10
     2.18 Actions Permitted Without Express Authority ....10
     2.19 Evidence of Authority ..........................11

3.   Duties of Custodian With Respect to the Books of
     Account and Calculation of Net Asset Value and
     Net Income   ........................................11

4.   Records .............................................11

5.   Opinion of Trust's Independent Accountant ...........12

6.   Reports to Trust by Independent Public Accountants ..12

7.   Compensation of Custodian ...........................12

8.   Responsibility of Custodian ........................ 12

9.   Effective Period, Termination and Amendment .........13

10.  Successor Custodian .................................14

11.  Interpretive and Additional Provisions ..............14

12.  Massachusetts Law to Apply ..........................15

13.  Prior Contracts .....................................15

14.  Notices .............................................15

15.  Successors ..........................................15

16   Duties of the Custodian with Respect to Property
     of the Trust Held Outside of the United States ......15

     16.1  Appointment of Foreign Sub-Custodians..........15
     16.2  Assets to be Held .............................15
     16.3  Foreign Securities Depositories................16
     16.4  Segregation of Securities .....................16
     16.5  Agreements with Foreign Banking Institutions ..16
     16.6  Access of Independent Accountant of the Trust..17
     16.7  Reports by Custodian ..........................17
     16.8  Transactions in Foreign Custody Account .......17
     16.9  Liability of Foreign Sub-Custodians............17
     16.10 Liability of Custodian ........................18
     16.11 Monitoring Responsibilities ...................18
     16.12 Branches of U.S. Banks.........................18

17.  Non-Liability of Trustees and Shareholders ..........18

18.  Additional Funds ....................................19

                            CUSTODIAN CONTRACT

     This Contract between SteinRoe Equity Portfolio, a voluntary association organized under the laws of the Commonwealth of Massachusetts in the form commonly known as a business trust, having its principal place of business at 300 West Adams Street, Chicago, Illinois 60606, hereinafter called the "Trust," and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, hereinafter called the "Custodian."

     WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets (any such series being referred to as a "Fund"); and

     WHEREAS, the Trust intends to initially offer Shares in one series only designated SteinRoe Prime Equities;

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1. Employment of Custodian and Property to be Held by It

     The Trust hereby employs the Custodian as the custodian of its assets, including securities it desires to be held in places within the United States and securities it desires to be held outside the United States, pursuant to the provisions of its Agreement and Declaration of Trust. The Trust agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Trust from time to time, and the cash consideration received by it for such new or treasury Shares, of any series, with or without par value, of the Trust as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Trust held or received by the Trust and not delivered to the Custodian or any sub-custodian appointed as prescribed herein.

     Upon receipt of "Proper Instructions" (within the meaning of Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Trustees of the Trust, and provided that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

     The Custodian may employ as sub-custodians for the Trust's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto, but only in accordance with the provisions of Article 16.

     2. Duties of the Custodian with Respect to Property of the Trust Held by the Custodian

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, including all securities, owned by the Trust and allocated to that Fund, other than securities that are maintained pursuant to
Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System."

2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Trust, held for the account of a Fund, held either by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

(2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into for the account of the Fund;

(3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

(4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

(5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable;
    provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(6) To the issuer thereof, or its agent, for transfer into the name of the Trust or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian and will be held by the Custodian for the account of the Fund;

(7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

(8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization, or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian and will be held by the Custodian for the account of the Fund;

(9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian and will be held by the Custodian for the account of the Fund;

(10) For delivery in connection with any loans of securities made by the Trust from the Fund's portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Trust prior to the receipt of such collateral;

(11) For delivery as security in connection with any borrowings by the Trust requiring a pledge of assets in the Fund's portfolio, but only against receipt of amounts borrowed;

(12) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with options transactions by the Trust;

(13) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with futures transactions by the Trust for the account of the Fund;

(14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Trust, for delivery to such Transfer Agent or to the holders of Shares of the Fund in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares of the Fund for repurchase or redemption;

(15) For delivery in connection with any reverse repurchase agreement entered into by the Trust with respect to the Fund, but only against receipt for the account of the Fund of the amount payable by the other party to the agreement; and

(16) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees of the Trust ("Board of Trustees) or of the Executive Committee thereof ("Executive Committee") signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper purposes, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Trust or in the name of any nominee of the Trust for the account of the particular Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Trust for the account of such Fund unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Trust, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Trust under the terms of this Contract shall be in "street name" or other good delivery form.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts for each Fund in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of that Fund, other than cash maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Trust may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.
If and when authorized by Proper Instructions in accordance with a resolution adopted by the Board of Trustees, the Custodian may open and maintain an additional account or accounts in such other bank or trust company as may be designated by such instructions, such account or accounts, however, to be in the name of the Custodian in its capacity as the Custodian and subject only to its draft or credit in accordance with the terms of this Contract. The Custodian shall furnish the Trust, not later than twenty
(20) calendar days after the last business day of each month, a statement reflecting the current status of its internal reconciliation of the closing balance as of that day in all accounts described in this Paragraph to the balance shown on the daily cash report for the day rendered to the Trust.

2.5 Payments for Shares. The Custodian shall receive from the Trust or from the Transfer Agent of the Trust and deposit into a Fund's account such payments as are received for Shares of that Fund issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust and the Transfer
Agent of any receipt by it of payments for Shares of each Fund.

2.6 Investment and Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,

(1) invest in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Trust; and

(2) make federal funds available to the Trust as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of a Fund which are deposited into that Fund's account.

2.7 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Trust shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the appropriate Fund account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Trust on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Trust is properly entitled. The Custodian shall notify the Trust of any income or such other payments that are not collected in due course within a reasonable time after they become payable.

2.8 Payment of Trust Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out Trust moneys held in a Fund's account in the following cases only:

(1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Trust or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase for the Fund effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof; or (c) in the case of a repurchase agreement entered into between the Trust (on behalf of the Fund) and the Custodian, or another bank, or a broker-dealer, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's segregated non-proprietary account at the Federal Reserve
    Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Trust;

(2) In connection with conversion, exchange or surrender of securities owned by the Trust in the Fund's portfolio as set forth in Section 2.2 hereof;

(3) For the redemption or repurchase of Fund Shares issued by the Trust as set forth in Section 2.10 hereof;

(4) For the payment of any expense or liability incurred by the Trust for the account of the Fund, including but not limited to the following payments: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(5) For the payment of any dividends on Shares of the Fund declared pursuant to the governing documents of the Trust;

(6) For payment of the amount of dividends received in respect of securities sold short from the Fund's portfolio;

(7) For any other proper purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written Proper Instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of a repurchase agreement entered into by the Trust with a bank, or with a broker-dealer clearing through a bank, which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of (i) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or (ii) of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

2.10 Payments for Repurchases or Redemptions of Shares of a Fund. From such funds as may be available for the purpose, but subject to the limitations of the Agreement and Declaration of Trust and any applicable votes of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds in the account of a Fund available for payment to holders of Shares of that Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to holders of Shares of the Fund, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the

Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12 Deposit of Trust Assets in Securities System. The Custodian may deposit and/or maintain securities owned by the Trust in a clearing agency registered with the Securities and Exchange
Commission under Section 17A of the Securities Exchange Act of
1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System", in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

(1) The Custodian may keep securities of the Trust in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

(2) The records of the Custodian with respect to securities of the Trust which are maintained in a Securities System shall identify by book-entry those securities belonging to the Trust and further identify the Fund in whose portfolio the securities are held;

(3) The Custodian shall pay for securities purchased for the account of a Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of that Fund. The Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and
    (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of that Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for that Fund by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of that Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of that Fund.

(4) The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

(5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 9 hereof;

(6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from the use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Trust for the account of such Fund or commodity futures contracts or options thereon purchased or sold by the Trust for the account of such Fund, (iii) for the purposes of compliance by the Trust with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper purposes.

2.14 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Trust held by it and in connection with transfers of securities.

2.15 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

2.16 Communications Relating to Trust Portfolio Securities. The Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust and the maturity of futures contracts purchased or sold by the Trust) received by the Custodian from issuers of the securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian at least one business day prior to the date on which the Custodian is to take such action.

2.17 Proper Instructions. Proper Instructions as used throughout this Article 2 means a writing signed or initialed by one or more persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested.
Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Trust's assets.

2.18 Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the Trust:

(1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust;

(2) surrender securities in temporary form for securities in definitive form;

(3) endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments; and

(4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust except as otherwise directed by the Board of Trustees of the Trust.

2.19 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to its Agreement and Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding shares of each Fund or, if directed in writing to do so by the Trust, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of each Fund as described in that Fund's currently effective prospectus and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer for the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of a Fund shall be made at the time or times described from time to time in that Fund's currently effective prospectus.

4.   Records.

     The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the Investment Company
Act of 1940, with
particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules and procedures which may be applicable to the Trust. All such records shall be the property of the Trust and shall at times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a list of securities held by the Custodian for the account of each Fund and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such lists.

5.   Opinion of Trust's Independent Accountant.

     The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, and the Form N-SAR or other annual reports to the SEC and with respect to any other requirements of the SEC.

6.   Reports to Trust by Independent Public Accountants.

     The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

7.   Compensation of Custodian.

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian.

8.  Responsibility of Custodian.

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.

     If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust being liable for the payment of money or incurring liability of some other form, the Trust, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If the Trust requires the Custodian to advance on behalf of the account of the Fund cash or securities for any purpose or in the event that the Custodian or its nominee shall incur on behalf of, or be assessed with respect to, the account of the Fund any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Trust fail to repay the Custodian promptly after receipt of notice of such amount owing, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of the assets held for such Fund to the extent necessary to obtain reimbursement.

9.   Effective Period, Termination and Amendment.

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees have reviewed the use by the Trust of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of its Agreement and Declaration of Trust, and further provided, that the Trust may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.  Successor Custodian.

     If a successor custodian shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and all funds and other assets then held by it hereunder and shall transfer to an account of the successor custodian all of the Trust's securities held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Trust's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.  Interpretive and Additional Provisions.

     In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provisions of the Agreement and Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.  Massachusetts Law to Apply.

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

13.  Prior Contracts.

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Trust and the Custodian relating to the custody of the Trust's assets.

14.  Notices.

     Notices and other writings delivered or mailed by registered mail postage prepaid to the Trust, Attention: Secretary, Eleventh Floor,
300 West Adams, Chicago, Illinois 60606, or to the Custodian,
Attention: Custody and Shareholder Services--Stein Roe & Farnham Incorporated, 225 Franklin Street, Boston, Massachusetts 02101, or to such other address as the Trust or State Street may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective addresses.

15.  Successors.

     This Agreement shall be binding on and shall inure to the benefit of the Trust and the Custodian and their respective successors.

16. Duties of the Custodian with Respect to Property of the Trust Held Outside of the United States.

16.1  Appointment of Foreign Sub-Custodians.

      The Custodian is authorized and instructed to employ as sub-custodians for the Trust's securities and other assets maintained outside of the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions," as defined in
Section 2.17, together with a certified resolution of the Trust's Board of Trustees, Schedule A hereto may be amended from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodians. Upon receipt of Proper Instructions from the Trust, the Custodian shall cease the employment of any one or more of such sub-custodians for maintaining custody of the Trust's assets.

16.2  Assets to be Held.

      The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Trust may determine to be reasonably necessary to effect the Trust's foreign securities transactions.

16.3  Foreign Securities Depositories.

      Except as may otherwise be agreed upon in writing by the Custodian and the Trust, assets of the Trust shall be maintained in foreign securities depositories designated on Schedule A hereto only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof.

16.4  Segregation of Securities.

      The Custodian shall identify on its books as belonging to a Fund the foreign securities held for the Fund by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account (as defined in Exhibit 1 and hereinafter referred to as "Account") for the Custodian on behalf of the Trust and physically segregate in that Account, securities and other assets held for the Fund and, in the event that such institution deposits the Trust's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Trust, the securities so deposited.

16.5  Agreements with Foreign Banking Institutions.

      Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide in substance that: (a) the foreign banking institution assumes full responsibility for the acts and obligations of any of its nominees;
(b) the Trust's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors, except a claim of payment for their safe custody or administration; (c) beneficial ownership for the Trust's assets will be freely transferable without the payment of money or value other than for custody or administration; (d) adequate records within the meaning of Rule 17f-5(a)(l)(iii)(D) under the Investment Company Act of 1940 will be maintained identifying the assets as belonging to the Trust; (e) officers of, or auditors employed by, or other representatives of, the Custodian, including to the extent permitted under applicable law the independent public accountants for the Trust will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (f) assets of the Trust held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

16.6  Access of Independent Accountant of the Trust.

      Upon request of the Trust, the Custodian will use its best efforts to arrange for the independent accountants of the Trust to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

16.7  Reports by Custodian.

      The Custodian will supply to the Trust from time to time such statements in respect of the securities and other assets of the Trust held by foreign sub-custodians as the Trust may reasonably request, including, but not limited to an identification of entities having possession of the Trust's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Trust indicating, as to securities acquired for the Trust, the identify of the entity having physical possession of such securities.

16.8  Transactions in Foreign Custody Account.

      (a) Notwithstanding any provision of the Custodian Contract to the contrary, settlement and payment for securities received for the account of any Fund and delivery of securities maintained for the account of any Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

     (b) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract and the Trust agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

16.9  Liability of Foreign Sub-Custodians.

      Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Account from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Trust has not been made whole for any such loss, damage, cost, expense liability or claim.

16.10  Liability of Custodian.

       The Custodian shall be liable for the acts or omissions of a foreign sub-custodian to the same extent as set forth in this contract with respect to sub-custodians generally and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 16.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, nationalization, expropriation, currency restrictions, or acts of war or terrorism or other causes beyond the control of the Custodian or such foreign sub-custodian.

16.11  Monitoring Responsibilities.

       The Custodian shall furnish annually to the Trust, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be of a kind and scope needed to assist the Board of Trustees in its compliance with Rule 17f-5 under the Investment Company Act of 1940.

In addition, the Custodian will promptly inform the Trust in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or is notified by a foreign banking institution employed as a foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

16.12  Branches of U.S. Banks.

       Except as otherwise set forth in this Article 16, the provisions hereof shall not apply where the custody of the Trust assets maintained in a foreign branch of a banking institution that is a "bank" defined by Section 2(a)(5) of the Investment Company Act of 1940 that meets the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian and the use of a foreign branch of the custodian shall be governed by Article 1 of this Contract.

17.  Non-Liability of Trustees and Shareholders.

     Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or the applicable Fund), as provided in the Agreement and Declaration of Trust of the Trust, and shall not be binding upon any Trustee,

< > 19
officer, employee, agent or shareholder of the Trust nor upon the assets held in the account of any other Fund. Neither the authorization of any action by the Trustees or the shareholders of a Fund, nor the execution of this Contract on behalf of the Trust shall impose any liability upon any Trustee or any shareholder. Nothing in this Contract shall protect any Trustee against any liability to which such Trustee would otherwise be subject by willful misfeasance, bad faith or gross negligence in the performance of his duties, or reckless disregard of his obligations and duties under this Contract.

18.  Additional Funds.

     In the event that the Trust establishes one or more series of Shares in addition to the series designated SteinRoe Prime Equities with respect to which it desires to have Custodian render services as Custodian under the terms hereof, it shall so notify Custodian in writing, and if Custodian agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 3rd day of March, 1987.

                                  STEINROE EQUITY PORTFOLIO

                                  BY:  LAWRENCE R. MAFFIA
Attest:                                Senior Vice-President
NICOLETTE D. PARRISH
Assistant Secretary
                                  STATE STREET BANK AND TRUST COMPANY

                                  BY:
Attest:                                Vice President
Assistant Secretary

                             REVISED
                          SCHEDULE A TO
                      CUSTODIAN AGREEMENT
                BETWEEN STEINROE EQUITY TRUST
                               AND
              STATE STREET BANK AND TRUST COMPANY


A)  Equity Trust:

    United     Depository:  Euroclear (for Eurobonds and Euro dollar
    Kingdom                 CD's only)
               Custodian:   State Street London Limited

B)  International Growth Fund series only:

    Austria    Depository:  Oesterreichischen Kontrollbank
               Custodian:   Girozentrale und Bank

    Belgium    Depository:  Caisse Interprofessionnelle de Depots et de
                            Virements de Titres (CIK)
               Custodian:   Banque Bruxelles Lambert

    Denmark    Depository:  VP - Centralen
               Custodian:   Den Danske Bank

    France     Depository:  Societe Interprofessionnelle Pour la
                            Conservation des Valeurs Mobilieres
               Custodian:   Credit Commercial de France

    Germany    Depository:  Frankfurter Kassenverein AG
               Custodian:   Berliner Handels und Frankfurter

    Italy      Depository:  Monte Titoli, S.P.A.
               Custodian:   Credito Italiano

   Switzerland Depository:  SEGA
               Custodian:   Union Bank of Switzerland

   Netherlands Depository:  Netherlands Clearning Institute for Giro
                            Securities Deliveries
               Custodian:   Bank Mees & Hope

C)  Special Fund series only:

    Australia  Custodian:   Anz, Ltd.


Acknowledged by State Street Bank:  Myrna F. Giberson

Date:  5/17/88

Exhibit 1
                         CUSTODIAN AGREEMENT

To:

Gentlemen:

The undersigned ("State Street") hereby requests that you (the Bank) establish a custody account and a cash account for each custodian/employee benefit plan identified in the Schedule attached to this Agreement and each additional account which is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the "Account" and will be subject to the following terms and conditions:

1. The Bank shall hold as agent for State Street and shall physically segregate in the Account such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the "Property").

2. a. Without the prior approval of State Street it will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries in that country or operates a transnational system for the central handling of securities or equivalent book-entries;

    b. When securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the securities so deposited.

3.  The Bank represents that either:

    a. It currently has stockholders' equity in excess of $200 million (U.S. dollars or the equivalent of U.S. dollars computed in accordance with generally accepted U.S. accounting principles) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders' equity will decline below $200 million, or in any event, at such time as its stockholders' equity in fact declines below $200 million; or

    b. It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding the fact that the Bank's stockholders' equity is currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

4. Upon the written instructions of State Street, as permitted by Paragraph 8, the Bank is authorized to pay cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, shares, bonds, debentures, notes and other securities ("Securities"), bullion, coin and any other property, but only as provided in such written instructions. The bank shall not be held liable for any act or omission to act on instructions given or purported to be given should there be any error in such instructions.

5. Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized:

    a. To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

    b. To promptly exchange securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

    c. To promptly surrender securities at maturity or when called for redemption upon receiving payment therefor;

    d. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street Bank's instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

    e. To hold registered in the name of the nominee of the Bank or its agent such Securities as are ordinarily held in registered form;

    f. To execute in State Street's name for the account, whenever the Bank deems it appropriate, such ownership and other certifies as may be required to obtain the payment of income from the Property; and

    g. To pay or cause to be paid, from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority and shall use reasonable efforts, to promptly reclaim any foreign withholding tax relating to the Account.

6. If the Bank shall receive any proxies, notices, reports or other communications relative to any of the Securities of the Account in connection with tender offers, reorganization, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street Bank by means as will permit State Street Bank to take timely action with respect thereto.

7. The Bank is authorized in its discretion to appoint brokers and agents in connection with the Banks' handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

8. Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street; (ii) telex or tested telex instructions of State Street;
    (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information; and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

9. The Bank shall supply periodic reports with respect to the safekeeping of assets held by it under this agreement. The content of such reports shall include but not be limited to any transfer to or from any account held by the Bank hereunder and such other information as State Street may reasonably request.

10. In addition to its obligation sunder Section 2B hereof, the Bank shall maintain such other records a may be necessary to identify the assets hereunder as belonging to each custodian/employee benefit plan identified in our Schedule attached to this agreement and each additional account which is identified to this agreement.

11. The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under _____ law the independent public accountants for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

12. The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

13. The Bank shall exercise reasonable care in the performance of its duties, as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, shall maintain adequate insurance and agrees to indemnify and hold harmless, State Street and each Account from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank's performance of its obligations hereunder.

14. The bank agrees (i) the property held hereunder is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and
    (ii) the beneficial ownership of the property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

15. This Agreement may be terminated by the Bank or State Street by 60 days' written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property to the beneficial owner unless the Bank has received from the beneficial owner 60 days' prior to the date on which this Agreement is to be terminated written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

16. The Bank and State Street shall each use its best efforts to maintain the confidentially of the property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

17. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by confirmed telex by the Bank or State Street at their respective addresses set forth below, or at such other address as to be specified in each case in a notice similarly given:

To State Street               Master Trust Division, Global Custody
                              STATE STREET BANK AND TRUST COMPANY
                              P.O. Box 1713
                              Boston, Massachusetts 02105
                              U.S.A.

To the Bank

18. This Agreement shall be governed by and construed in accordance with the laws of _______ except to the extent that such laws are preempted by the laws of the United States of America.

Please acknowledge your agreement to the foregoing by executing a copy of this letter.

                              Very truly yours,

                              STATE STREET BANK AND TRUST COMPANY

                              By:_________________________
                                   Vice President

                              Date: _________________________
Agreed to by:

By: _______________

Date: _____________
0043k/4

                 ADDENDUM TO CUSTODIAN CONTRACT

     AGREEMENT made by and between State Street Bank and Trust
Company (the "Custodian") and SteinRoe Equity Portfolio (the "Fund").

     WHEREAS, the Custodian and the Fund are parties to a Custodian Contract dated March 3, 1987 ( the "Custodian
Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

     WHEREAS, the terms of the Custodian Contract provide for the maintenance of the Fund's foreign securities and cash incidental to transactions in such securities, in the custody of certain foreign banking institutions and foreign securities depositories; and

     WHEREAS, the parties hereto desire to provide for the maintenance of certain of the Fund's foreign securities and other assets in the custody of State Street London Limited (the "Trust Company"), a company incorporated under the laws of the United Kingdom with the power to act as a trustee and as a custodian of securities;

     NOW, THEREFORE, in consideration of the premises and covenant contained herein, the Custodian and the Fund hereby agree to the following terms and conditions:

     1. The Fund hereby authorizes and instructs the Custodian to employ the services of Trust Company, as the sub-custodian in the United Kingdom, to hold securities and other assets of the Fund, subject to the terms of the Custodian Contract and to the terms and conditions hereof.

     2. The securities to be held by Trust Company shall be limited to "foreign securities" as defined by paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940 (the "1940 Act").

     3. Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, Trust Company or both.

     4. The Custodian represents that it has obtained an order from the Securities and Exchange Commission, pursuant to Section 6(c) of the 1940 Act, exempting the Custodian and the Fund from the provisions of Section 17(f) of said Act, to the extent necessary to permit the securities and other assets of the Fund to be maintained in the custody of Trust Company pursuant hereto.

     5. In delegating custody duties and obligations to Trust Company as permitted hereunder, the Custodian agrees that it shall not be relieved of any responsibility to the Fund for any loss due to such delegation to Trust Company, except such loss as may result from: (a) political risk (including but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strike or armed hostilities) or (b) other risk of loss (excluding bankruptcy or insolvency of Trust Company not caused by a political risk) for which neither the Custodian nor Trust Company could be liable (including, but not limited to, losses due to acts of God, nuclear incident and other losses under circumstances where the Custodian and the Trust Company have exercised reasonable care).

     6. Except as specifically superseded or modified herein, the terms and conditions of the Custodian Contract shall continue to apply with full force and effect.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 23rd day of March, 1987.

                                  STEINROE EQUITY PORTFOLIO


                               By:  LAWRENCE R. MAFFIA
ATTEST:                             Senior Vice-President

NICOLETTE D. PARRISH
Assistant Secretary
                               STATE STREET BANK AND TRUST COMPANY

                               BY:
                                    Vice President
ATTEST:

Assistant Secretary


                 AMENDMENT TO CUSTODIAN CONTRACT
          BETWEEN STATE STREET BANK AND TRUST COMPANY AND
                  STEINROE EQUITY PORTFOLIO

     Amendment made this 8th day of September, 1987 by and between State Street Bank (the "Custodian") and SteinRoe Equity Portfolio (the "Trust").

     WHEREAS, the Custodian and the Trust are parties to a Custodian Contract dated March 3, 1987 (the "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Trust;

     WHEREAS, the Custodian Contract provides that the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets (any such series being referred to as a "Fund");

     WHEREAS, the Custodian Contract further provides that the Trust intended to initially offer Shares in one series only designated
SteinRoe Prime Equities;

     WHEREAS, the Custodian Contract further provides that in the event that the Trust establishes one or more series of Shares in addition to the series designated SteinRoe Prime Equities with respect to which it desires to have the Custodian render services as Custodian under the Custodian Contract, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund thereunder;

     WHEREAS, the Trust has established a series of Shares designated SteinRoe Growth & Income Fund for which it desires to have the Custodian render services under the Custodian Contract;

     NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Trust hereby agree that the Custodian shall render services under the terms of the Custodian Contact for the series of Shares designated SteinRoe Growth & Income Fund and such series of Shares shall be a Fund thereunder; and

     FURTHERMORE, the third paragraph of Article 8 is restated as follows:

    If the Trust requires the Custodian to advance on behalf of the account of a Fund cash or securities for any purpose or in the event that the Custodian or its nominee shall incur on behalf of, or be assessed with respect to, the account of a Fund any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of such Fund shall be security therefor and should the Trust fail to repay the Custodian promptly after receipt of notice of such amount owing, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of the assets held for such Fund to the extent necessary to obtain reimbursement.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative this 8th day of September, 1987.

ATTEST:                           STEINROE EQUITY PORTFOLIO

NICOLETTE D. PARRISH              By:  LAWRENCE R. MAFFIA
Assistant Secretary                    Senior Vice-President

ATTEST:                           STATE STREET BANK AND TRUST COMPANY

DEBORAH J. GRIFFIN                By:  CHARLES R. WITTEMORE, JR.
Assistant Secretary                    Vice President

SteinRoe Mutual Funds
P.O. Box 1162, Chicago, Illinois  60690

December 31, 1987

Ms. Myrna Giberson
State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171

Re:  SteinRoe Equity Trust

Dear Myrna:

This letter serves to confirm that we have authorized State Street Bank & Trust Company to serve as custodian for SteinRoe Equity Trust (formerly named SteinRoe Equity Portfolio) assets represented by the series designated SteinRoe Discovery Food, SteinRoe Universe Fund, SteinRoe Special Fund, SteinRoe Capital Opportunities, SteinRoe Stock Fund and SteinRoe Total Return Fund, the fee schedules for which will be the same as fee schedules for each series' corporate predecessor. Pursuant to the Custodian Agreement dated March 3, 1987, please acknowledge authorization by signing and returning the enclosed copy of this letter to my attention.

Very truly yours,

JILAINE HUMMEL BAUER
Jilaine Hummel Bauer
Vice-President and Secretary

Acknowledged By:  State Street Bank & Trust Company

E.D. HAWKINS, Jr.
Vice President

                 STATE STREET BANK AND TRUST COMPANY
                     ORIGINATING BANK AGREEMENT
                 FOR AUTOMATED CLEARING HOUSE SERVICES

     In consideration of their mutual promises contained herein, SteinRoe Equity Trust ("Company") and State Street Bank and
Trust Company ("SSB") agree as follows:

     1. TERMS. Terms used herein which are defined in the Operating Rules of the New England Automated Clearing House Association ("the Association") shall have the same meaning herein as they have under those Operating Rules.

     2. PURPOSE. For the purpose of effecting payment through the Association, the Company may from time to time initiate electronic credit and debit entries to and from deposit accounts maintained by its Receiver at a Receiving Depositor Financial Institution ("Receiving Bank"). Under such a plan, SSB will act as an Originating Depository Financial Institution ("Originating Bank") for the electronic debit and credit entries originated by the Company in accordance with the Operating Rules of the Association.

     3. RULES. The company shall comply with and be bound by the Operating Rules of the Association and the Operating Rules of the National Automated Clearing House Association as in effect from time to time. The Company represents and warrants to SSB that it is an Organization and its Receivers are Organizations as defined in the Operating Rules of the Association.

     4. COMPANY ACCOUNT. The Company shall establish or designate in writing to SSB the Company Account or Accounts (collectively referred to as the Company Account) at SSB for the purpose of this Agreement. The Company shall notify SSB in writing of any change in the designation of the Company Account. Any electronic debit or credit entry to the Company Account shall be made on the banking day at SSB on which the entry to or from the account is made at the Receiving Bank. SSB may debit the Company Account for any amount payable by the Company to SSB.

     5. AUTHORIZATION BY RECEIVERS. Each of the Company's Receivers participating in this plan will authorize the Company to initiate electronic debit entries payable at the Receiving Bank where its checking account is maintained and will authorize such Bank as the case may be to honor and pay such debit entries. Each of the Company's Receivers participating in this plan will also authorize the Company to initiate electronic credit entries for sums due and payable to it for deposit at the Receiving Bank where its deposit account is maintained and will authorize such Bank as the case may be to accept such credit entries.

     6. PREPARATION OF ENTRIES. SSB shall prepare Prenotifications and Entries (referred to herein collectively as "entries") on the basis of data provided by the Company. Such data (referred to herein as "entry data") shall be in the form, have the content, and be transmitted to SSB as set forth by SSB standards. SSB shall have no obligation to act on entry data received which does not comply with SSB standards and SSB shall have no obligation to reverse, adjust, or stop payment or posting of any such entry data received or any entry prepared therefrom; provided, however, if requested by Company, SSB shall not unreasonably refuse to reverse, adjust, or stop payment or posting of any such entry data received on any entry prepared therefrom.

     7.  COMPANY AUTHORIZATIONS.

     (a) The Company shall provide, on forms supplied by SSB, certification of signatures of one or more persons authorized by the Company (an "Authorized Person") to deliver entry data via electronic tape or disk to SSB on behalf of the Company under this Agreement.
The signature of each Authorized Person shall be certified by the Secretary of the Company. All such tape or disk entry data shall be accompanied by a transmittal letter executed by an Authorized Person. SSB shall be entitled to act (or refrain from acting, if appropriate) under this Agreement on any signature reasonably believed by SSB to be that of an Authorized Person. Any writing bearing such a signature shall be deemed to have been executed by an Authorized Person on behalf of the Company.

     (b) For transmittal of entry data via telephone or terminal authorization, SSB will provide passwords to the Company. It is the responsibility of the Company to control password usage and to guard against unauthorized use of the password. SSB may act upon all entry data successfully transmitted via usage of the Company's password and SSB shall have no obligation, responsibility, or liability for entry data transmitted via unauthorized use of the Company's password.

     8. TRANSMITTAL OF ENTRIES AND SETTLEMENT. Except in the case of entries initiated to accounts maintained with SSB (referred to herein as "on us entries"), SSB shall transmit entries which comply with the requirements provided for herein to the Association and settle for such entries in accordance with the Association's Rules. Where entry data is received by SSB prior to a deadline set by SSB, SSB shall transmit the entries prepared from such entry data (other than on us entries) to the Association prior to the applicable Association deadline. In the event SSB receives entry data after 5:00 p.m., Chicago time, SSB shall have no obligation to transmit the entries derived therefrom to the Association prior to the Association deadline. Any SSB deadline may be changed by SSB from time to time on 30 days' prior written notice to the Company.

     9.  DEBIT ENTRIES

     (a) SSB shall credit the Company Account with the amount of each debit entry transmitted by SSB to the Association. Thereafter, the Company shall be entitled to withdraw the amount of such credit. In the event such a debit entry is returned by a Receiving Bank in accordance with the Operating Rules after SSB has provided such credit, the Company shall, upon demand, repay SSB the amount of such entry.

     (b) Upon receipt of debit entries at a Receiving Bank, the payment amounts will be debited to the Receiver's account, provided, however, that should such Bank be unable or unwilling to make such charge, it may return the debit entry in accordance with the Operating Rules of the Association or SSB Operating Procedures, whichever is applicable.

     10.  CREDIT ENTRIES.

     (a) SSB shall debit the Company Account with the amount of each credit entry transmitted by SSB to the Association. The Company shall maintain in the Company Account sufficient immediately-available funds to pay each credit entry sent to the Association.

     (b) In the event that there are not sufficient collected funds to perform the debit, SSB has no obligation to perform the requested transfer.

     (c) SSB shall promptly recredit the Company Account with the amount of each credit entry (which was a debit to the Company Account) which is rejected by SSB, and each other credit entry which is returned by the Receiving Bank, provided that SSB has obtained payment for the returned entry from such Receiving Bank.

     (d) Upon receipt of credit entries at a Receiving Bank, the payment amounts will be credited to the Receiver's account, provided, however, that should such Bank be unable or unwilling to make such credit, it may return the credit entry in accordance with the Operating Rules of the Association or SSB Operating Procedures, whichever is applicable. Upon receipt by SSB of the returned credit entry, the Company account shall be credited with the amount of the entry.

     11. ON US ENTRIES. In the case of on us entries, SSB shall credit or debit the amount of each such entry to the appropriate
Receiver's account maintained with SSB.

     12. REVERSING ENTRIES. SSB shall initiate reversing entries, at the Company's request, in accordance with the Operating Rules of the Association; however, SSB does not guarantee that such reversing entries will be accepted by the Receiving Bank. If a Receiving Bank does not or cannot accept the reversing entry, SSB shall have no further obligations to the Company with respect to such reversing entries, except to notify the Company by telephone followed by written confirmation.

     13. ACCURACY OF ENTRIES. SSB shall not have any responsibility for the accuracy of any entry furnished by the Company nor shall SSB be under any duty to furnish advices of entries, or any other statements to the Receivers concerned, except as otherwise provided by applicable law or rules. By the act of transmitting entries to SSB, the Company shall warrant to SSB that the Company has full right to use and deal with the funds represented by those entries. SSB may act upon an entry provided by the Company regardless of the medium by which the entry is transmitted to SSB, including the Company's entries that will be communicated by the Company to SSB as a result of telephone authorization. SSB may rely upon the authenticity and accuracy of communications made to SSB on behalf of the Company. SSB shall not be responsible nor liable for acting upon, in good faith, any communication for debit or credit or other entries believed by it to be genuine, but that were not authorized by the Company; provided that SSB has acted in accordance with its own procedures and all applicable rules.

     14. BANK LIABILITY. Notwithstanding any provision to the contrary contained herein, SSB shall only be liable to the Company under this Agreement for its failure to exercise ordinary care in performing the services provided for herein. SSB shall have no liability or responsibility to the Company with regard to any other matter, including without limitation, any act or omission by the Association, any other financial institution, the Federal Reserve Bank of Boston, or any other person or entity. SSB shall have no liability to the Company for any damages or losses due to strikes, breakdowns or other nonfunctioning of equipment, impossibility of performance, or other causes or circumstances beyond SSB's control. In the event that SSB or its employees shall become liable to the Company for failure to exercise ordinary care, such liability will be limited to actual damages proved, or the amount of the entry reduced by the amount which could not have been realized by the exercise of ordinary care, whichever is less. SSB shall have no liability to the Company for any consequential or special damages.

     15. COMPANY LIABLITY. The Company shall be deemed to make the same warranties to SSB with respect to both on us entries and other entries subject to this Agreement as SSB is deemed to make under the Rules, and SSB shall have no responsibility with respect to the matters so warranted by Company. In the case of on us entries, such warranties shall apply as of the time such entries are processed by SSB. The Company shall indemnify and hold SSB harmless from and against any and all claims, demands, loss, liability, or expenses (including attorneys' fees and costs) resulting directly or indirectly from (a) a breach of any such warranty, (b) the debiting or crediting of the amount of an entry to the account of any person, as requested by the Company, (c) the delay of any financial institution other than SSB in debiting or crediting, or the failure of such institution to debit or credit the amount of any entry, as requested by the Company,
(d) delay of the Company in initiating or the failure of the Company to initiate any entry, (e) claims by the Company's receivers with respect to acts or omissions or claimed acts or omissions of the Company, (f) claims by any Receiving Bank with respect to acts or omissions or claimed acts or omissions of the Company, (g) claims by the Association with respect to acts or omissions or claimed acts or omissions of the Company, and (h) acts of, or claims by, any person or entity which receives entry data from the Company and transmits such data to SSB.

     16. COOPERATION. The Company and SSB agree to cooperate promptly and fully in the investigation of any claim asserted by any person arising out of this Agreement or the transactions contemplated thereby.

     17. SERVICE FEE. The Company shall pay SSB a service fee which may be changed from time to time by SSB upon 30 days' prior written notice to the Company. Such service fee shall be paid in cash or by any other means agreed upon by the Company and SSB from time to time.

     18. HEADINGS. Headings are used for reference only and shall not be deemed a part of this Agreement.

     19. TERMINATION. This Agreement may be terminated either by SSB or the Company upon 30 days' prior notice in writing. Notwithstanding such termination, this Agreement shall remain in full force and effect as to all transactions taking place prior to the termination date.

     20. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. In the event of any conflict between provisions of this Agreement and any applicable law or regulation, these provisions shall be deemed modified to the extent, and only to the extent, required to comply with such law or regulation.

     21. ENTIRE AGREEMENT. This Agreement supplements the Custodian Contract dated February 24, 1986 and its amendments, and together they embody the entire agreement of the parties with regard to the subject matter hereof and supersedes all previous negotiations, representations, and agreements with respect thereof. This Agreement shall be binding upon the parties hereto and their respective successors and assignees. This Agreement may be amended only in writing signed by both parties.

     22. NON-LIABILITY OF COMPANY AND ITS SHAREHOLDERS. Any obligation of the Company hereunder shall be binding only upon the assets of the Company (or the applicable series there) and shall not be binding upon any trustee, officer, employee, agent, or shareholder of the Company. Neither the authorization of any action by the trustees or shareholders of Company nor the execution of this Agreement on behalf of Company shall impose any liability upon any trustee or shareholder.

     The Company has executed two counterpart originals of this Agreement. The Company requests that SSB assent to each one, insert an effective date on each one, and return one to the Company.

     This Agreement is effective as of the 4th day of May, 1989.


STEINROE EQUITY TRUST

By:    JAMES D. WINSHIP                 Date:  May 4, 1989
Title: Chief Executive Officer

STATE STREET BANK AND TRUST COMPANY

By:    PATRICIA T. MAHONEY             Date:  May 30, 1989
Title: Vice President

                              AMENDMENT TO
                          CUSTODIAN CONTRACT


     Amendment to the Custodian Contract between SteinRoe Invest-ment Trust, a business trust organized and existing under the laws of Massachusetts, having a principal place of business at 300 W. Adams, Chicago, Illinois 60606 (hereinafter called the "Fund"), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston Massachusetts 02110 (hereafter called the "Custodian").

     WHEREAS: The Fund and the Custodian are parties to a Custodian Contract dated March 3, 1987 (the "Custodian Contract");

     WHEREAS: The Fund desires that the Custodian issue a letter of credit (the "Letter of Credit") on behalf of the Fund for the benefit of ICI Mutual Insurance Company (the "Company") in accordance with the Continuing Letter of Credit and Security Agreement and that the Fund's obligations to the Custodian with respect to the Letter of Credit shall be fully collateralized at all times while the Letter of Credit is outstanding by, among other things, segregated assets of the Fund equal to 125% of the face amount to the amount of the Letter of Credit;

     WEREAS: the Custodian Contract provides for the establishment of segregated accounts for proper Fund purposes upon Proper Instructions (as defined in the Custodian Contract); and

     WHEREAS: The Fund and the Custodian desire to establish a segregated account to hold the collateral for the Fund's obligations to the Custodian with respect to the Letter of Credit and to amend the Custodian Contract to provide for the establishment and maintenance thereof;

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby amend the Custodian Contract as follows:

     1. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

     2. The Fund hereby instructs the Custodian to establish and maintain a segregated account (the "Letter of Credit Custody Account") for and in behalf of the Fund as contemplated by Section 2.13(iv) for the purpose of collateralizing the Fund's obligations under this Amendment to the Custodian Contract.

     3. The Fund shall deposit with the Custodian and the Custodian shall hold in the Letter of Credit Custody Account cash, U.S. government securities and other high-grade debt securities owned by the Fund acceptable to the Custodian (collectively "Collateral Securities") equal to 125% of the face amount to the amount which the Company may draw under the Letter of Credit. Upon receipt of such Collateral Securities in the Letter of Credit Custody Account, the Custodian shall issue the Letter of Credit to the Company.

     4. The Fund hereby grants to the Custodian a security interest in the Collateral Securities from time to time in the Letter of Credit Custody Account (the "Collateral") to secure the performance of the Fund's obligations to the Custodian with respect to the Letter of Credit, including, without limitation, under Section 5-114(3) of the Uniform Commercial Code. The Fund shall register the pledge of Collateral and execute and deliver to the Custodian such powers and instruments of assignment as may be requested by the Custodian to evidence and perfect the limited interest in the Collateral granted hereby.

     5. The Collateral Securities in the Letter of Credit Custody Account may be substituted or exchanged (including substitutions or exchanges which increase or decrease the aggregate value of the Collateral) only pursuant to Proper Instructions from the Fund after the Fund notifies the Custodian of the contemplated substitution or exchange and the Custodian agrees that such substitution or exchange is acceptable to the Custodian.

     6. Upon any payment made pursuant to the Letter of Credit by the Custodian to the Company, the Custodian may withdraw from the Letter of Credit Custody Account Collateral Securities in an amount equal in value to the amount actually so paid. The Custodian shall have with respect to the Collateral so withdrawn all of the rights of a secured credit under the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts at the time of such withdrawal and all other rights granted or permitted to it under law.

     7. The Custodian will transfer upon receipt all income earned on the Collateral to the Fund custody account unless the Custodian receives Proper Instructions from the Fund to the contrary.

     8. Upon the drawing by the Company of all amounts which may become payable to it under the Letter of Credit and the withdrawal of all Collateral Securities with respect thereto by the Custodian pursuant to Section 6 hereof, or upon the termination of the Letter of Credit by the Fund with the written consent of the Company, the Custodian shall transfer any Collateral Securities then remaining in the Letter of Credit Custody Account to another fund custody account.

     9. Collateral held in the Letter of Credit Custody Account shall be released only in accordance with the provisions of this Amendment to Custodian Contract. The Collateral shall at all times until withdrawn pursuant to Section 6 hereof remain the property of the Fund, subject only to the extent of the interest granted herein to the Custodian.

     10.  Notwithstanding any other termination of the Custodian
Contract, the Custodian Contract shall remain in full force and effect with respect to the Letter of Credit

Custody Account until transfer of all Collateral Securities pursuant to Section 8 hereof.

     11. The Custodian shall be entitled to reasonable compensation for its issuance of the Letter of Credit and for its services in connection with the Letter of Credit Custody Account as agreed upon from time to time between the Fund and the Custodian.

     12. The Custodian Contract as amended hereby, shall be governed by, and construed and interpreted under, the laws of the Commonwealth of Massachusetts.

     13. The parties agree to execute and deliver all such further documents and instruments and to take such further action as may be required to carry out the purposes of the Custodian Contract, as amended hereby.

     14. Except as provided in this Amendment to the Custody Contract, the Custodian Contract shall remain in full force and effect, without amendment or modification, and all applicable provisions of the Custodian Contract, as amended hereby, including, without limitation, Section 8 thereof, shall govern the Letter of Credit Custody Account and the rights and obligations of the Fund and the Custodian under this Amendment to Custodian Contract. No provision of this Amendment to Custodian Contract shall be deemed to constitute a waiver of any rights of the Custodian under the Custodian Contract or under law.

     IN WITNESS WHEREOF, each of the parties has caused this amendment to the Custodian Contract to be executed in its name and behalf by its duly authorized representatives and its seal to be hereunder affixed as of the 31st day of January, 1990.

                                  STEINROE INVESTMENT TRUST

                                  BY:  LAWRENCE R. MAFFIA
Attest:                                Senior Vice-President
By: JILAINE HUMMEL BAUER
Secretary
                                  STATE STREET BANK AND TRUST COMPANY

                                  BY:  E.D. HAWKINS, JR.
Attest:                                Vice President
By: J. FARRELL
Assistant Secretary

                           AMENDMENT
                    TO CUSTODIAN CONTRACT

     The Custodian Contract dated MARCH 3, 1987 between
SteinRoe Investment Trust (the "Trust") and State Street Bank and
Trust Company (the "Custodian") is hereby amended as follows:

   I.  Section 2.1 is amended to read as follows:

       "Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, including all securities, owned by the Trust and allocated to that Fund, other than (a) securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book- entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to
Section 2.12.A."

   II. Section 2.2 is amended to read, in relevant part, as follows:

        "Delivery of Securities. The Custodian shall release and deliver securities owned by the Trust, held for the account of a Fund, held either (i) by the Custodian, (ii) in a Securities System account of the Custodian, or (iii) in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

     (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;
     (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;
     (4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;
     (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;
     (6) To the issuer thereof, or its agent, for transfer into the name of the Trust or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any subcustodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence presenting the same aggregate face amount or number of units; provided that, in such case, the new securities are to be delivered to the Custodian and will be held by the Custodian for the account of the Fund;
     (7) To the broker selling the same for examination in accordance with the "street delivery" custom;
     (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization, or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian and will be held by the Custodian for the account of the Fund;
     (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian and will be held by the Custodian for the account of the Fund;
    (10) For delivery in connection with any loans of securities made by the Trust from the Fund's portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Trust prior to the receipt of such collateral;
    (11) For delivery as security in connection with any borrowings by the Trust requiring a pledge of assets in the Fund's portfolio, but only against receipt of amounts borrowed;
    (12) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with options transactions by the Trust;
    (13) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with futures transactions by the Trust for the account of the Fund;
    (14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Trust, for delivery to such Transfer Agent or to the holders of Shares of the Fund in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares of the Fund for repurchase or redemption;
    (15) For delivery in connection with any reverse repurchase agreement entered into by the Trust with respect to the Fund, but only against receipt for the account of the Fund of the amount payable by the other party to the agreement;
    (16) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper purposes, and naming the person or persons to whom delivery of such securities shall be made; and

    (17) In the case of a sale effected through the Direct Paper
         System of the Custodian, in accordance with the provisions of Section 2.12.A hereof."

    III. Section 2.8(1) is amended to read, in relevant part, as follows:

     "Payment of Trust Moneys.  Upon receipt of Proper
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out Trust moneys held in a Fund's account in the following cases only:

     (1) Upon purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities, or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this propose) registered in the name of the Trust or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth Section 2.12 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.12.A; or (d) in the case of repurchase agreements entered into between the Trust (on behalf of the Fund) and the Custodian, or another bank, or a broker-dealer,
         (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's segregated non-proprietary account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Trust."

    IV.  Following Section 2.12, there is inserted a new Section
2.12.A to read as follows:

     "2.12.A. Trust Assets held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Trust, held for the account of a Fund, in the Direct Paper System of the Custodian subject to the following provisions:

     (1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;
     (2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;
     (3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;
     (4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;
     (5) The Custodian shall furnish the Trust confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund; and
     (6) The Custodian shall provide the Trust with any report on its system of internal accounting controls as the Trust may reasonably request from time to time."

     V.  Section 9 is hereby amended to read as follows:

     "Effective Period, Termination and Amendment. This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Trust of such Securities system, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended, and that the Custodian shall not act under Section 2.12.A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Trust of the Direct Paper System; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of its Agreement and Declaration of Trust, and further provided, that the Trust may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements."


     Except as otherwise expressly amended and modified herein, the provisions of the Custodian Contract shall remain in full force and effect.

     IN WITNESS WHREOF, each of the parties hereto has caused this amendment to be executed in its name and on its behalf by its duly authorized representatives and its Seal to be hereto affixed as of the 29th day of October, 1992.

                               STEINROE INVESTMENT TRUST

                               By:  LAWRENCE R. MAFFIA
ATTEST:                             Senior Vice-President

JILAINE HUMMEL BAUER
Secretary
                               STATE STREET BANK AND TRUST COMPANY

                               BY:  MAUREEN L. CORCORAN
                                    Vice President
ATTEST:

CHRISTINE MARTIN
Assistant Secretary

[STATE STEET LOGO]

Stein Roe & Farnham Funds

STEINROE INCOME TRUST
SteinRoe Cash Reserves
SteinRoe Government Reserves
SteinRoe Government Income Fund
SteinRoe Intermediate Bond Fund
SteinRoe Income Fund
SteinRoe Limited Maturity Income Fund

STEINROE INVESTMENT TRUST
SteinRoe Prime Equities
SteinRoe Total Return Fund
SteinRoe Stock Fund
SteinRoe Special Fund
SteinRoe Capital Opportunities Fund
SteinRoe International Fund
SteinRoe Young Investors Fund

STEINROE MUNICIPAL TRUST
SteinRoe Municipal Money Market Fund
SteinRoe Intermediate Municipals
SteinRoe Managed Municipals
SteinRoe High-Yield Municipals


A Custody only service has been established between Stein Roe &
Farnham on behalf of the SteinRoe Funds and State Street Bank. This fee schedule will become effective upon the change from a Full Service to a Custody only relationship for each individual fund. The effective dates for each fund are as follows:

March 8, 1994    SteinRoe International Fund (7123)  New Fund

April 1, 1994    SteinRoe Stock Fund (7103)
                 SteinRoe Capital Opportunities Fund (7104)
                 SteinRoe Total Return Fund(7105)
                 SteinRoe Special Fund (7106)
                 SteinRoe Prime Equities (7111)

May 1, 1994      SteinRoe Cash Reserves (7102)
                 SteinRoe Government Reserves (7109)
                 SteinRoe Young Investors Fund (7124)  New Fund

June 1, 1994     SteinRoe Income Fund (7118)
                 SteinRoe Limited Maturity Income Fund (7122)

July 1, 1994     SteinRoe Government Income Fund (7116)

The remaining five SteinRoe funds will continue to be billed under the old fee schedule until their conversion to custody only service.

*Notes*   Outgoing wires will continue to be billed at $3.50.  This
will remain in effect until November, 1994.

     Payments for custody services are due 15 days after receipt of the invoices and will be charged against the fund's custodian checking account. In the event SRF has a question on an invoice, payment is due 5 days after inquiries are responded to.

Stein Roe & Farnham                   State Street Bank and Trust
GARY A. ANETSBERGER                   KEVIN J. MORRISSEY
Senior Vice President                 Vice President
8/15/94                               8/4/94

[STATE STREET LOGO]

                 STATE STREET BANK AND TRUST COMPANY
                       CUSTODIAN FEE SCHEDULE

                    STEINROE INCOME TRUST
                    STEINROE INVESTMENT TRUST
                    STEINROE MUNICIPAL TRUST
                    STEINROE VARIABLE INVESTMENT TRUST

I.  ADMINISTRATION

Domestic Custody Service: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Report portfolio positions.

                           ANNUAL FEES

Based on the Total Domestic Assets of LFC Utilities Trust, the
SteinRoe No-Load Funds and the SteinRoe Variable Investment Trust
Funds for which State Street Bank and Trust is custodian. Fees to be pro-rated per portfolio.

     First $5 Billion      .75 Basis points
     Next $5 Billion       .65 Basis points
     Excess                .55 Basis points

     Monthly Minimum for New Funds introduced after July 1, 1994
                           $750.00 per month


II. GLOBAL CUSTODY

Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

Group A     Group B       Group C      Group D       Group E
-------     -------       -------      -------       -------
Austria     Australia     Denmark      Indonesia     Argentina
Belgium     Hong Kong     Finland      Philippines   Bangladesh
Canada      Netherlands   France       Portugal      Brazil
Euroclear   New Zealand   Ireland      Korea         Chile
Germany     Singapore     Italy        Spain         China
Japan       South Africa  Luxembourg   Sri-Lanka     Columbia
            Switzerland   Malaysia     Sweden        Cypress
                          Mexico       Taiwan        Greece
                          Norway                     Hungary
                          Thailand                   India
                          U.K.                       Israel
                                                     Pakistan
                                                     Peru
                                                     Turkey
                                                     Uruguary
                                                     Venezuela

A. Asset Charge: (basis points) - based on market value in each country

                    Group A   Group B   Group C   Group D   Group E
                    -------   -------   -------   -------   -------
First $50 Million     5         8         12        25        40
Next $ 50 Million     4.5       6         10        22        30
Over $100 Million     4         5          8        18        25

B. Global Transaction Charges: (in dollars)
                     $25.00    $40.00    $55.00    $70.00    $150.00


III. PORTFOLIO TRANSACTIONS

     State Street Bank Repos                             No charge
     DTC or Fed Book Entry                                   $9.00
     New York Physical Settlements                          $25.00
     Physical Maturities - delivery and collection fees     $33.00
     PTC Purchase, Sale, Deposit or Withdrawal               $9.00
     All Other Trades                                       $16.00

IV.  OPTIONS

     Option charge for each option written or
        closing contract, per issue, per broker             $25.00
     Option expiration for each option written or
        closing contract, per issues, per broker            $15.00
     Option exercised charge for each option written,
        per issue, per broker                               $15.00


V.   LENDING OF SECURITIES

     Deliver loaned securities versus cash collateral       $20.00
     Deliver loaned securities versus securities collateral $30.00
     Receive/deliver additional cash collateral             $ 6.00
     Substitutions of securities collateral                 $30.00
     Deliver cash collateral versus receipt of loaned
        securities                                          $15.00
     Deliver securities collateral versus receipt of
        loaned securities                                   $25.00
     Loan administration - mark-to-market per day,
        per loan                                            $ 3.00


VI.  FUTURES AND NON-EQUITY OPTIONS

     Collateral Segregation                                 $ 6.00


VII. COUPON BONDS

     Monitoring for calls and processing coupons for
     each coupon issue held--monthly charge                 $ 5.00

VIII. PRINCIPAL REDUCTION PAYMENTS

     Per pay down                                           $ 7.00


IX.  DIVIDEND CHARGES

     For items held at the Request of Traders over
     record date in Street Form                             $50.00


X.   FDIC INSURANCE

     22 basis points on average gross balances.


XI.  BALANCE CREDIT

     A balance credit will be applied against the fees outlines in sections I through X above equal to 75% of the 90 Treasury Bill Rate in effect on the last Monday of the month, adjusted to a monthly basis, times the average daily domestic cash balance available to the fund for investment.


XII. SPECIAL SERVICES

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

XIII. OUT-OF-POCKET EXPENSES

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     - Telephone
     - Wire Charges ($5.25 in and $5 out)
     - Postage and Insurance
     - Courier Service
     - Duplicating
     - Legal Fees
     - Supplies Related to Fund Records
     - Rush Transfer ($8 each)
     - Sub-custodian Charges
     - Price Waterhouse Audit Letter
     - Federal Reserve Fee for Return
       Check items over $2,500 ($4.25 each)
     - Securities Transfer - $15.00 Each


XIV. PAYMENT

     The above fees will be charged against the fund's custodian checking account fifteen (15) days after the invoice is mailed to the fund's offices.

STEINROE INCOME TRUST                STATE STREET BANK AND TRUST COMPANY
STEINROE INVESTMENT TRUST
STEINROE MUNICIPAL TRUST
STEINROE VARIABLE INVESTMENT TRUST

By: GARY A. ANETSBERGER              BY: KEVIN J. MORRISSEY
Title: Senior Vice-President         Title: Vice President
Date:   5/8/95                       Date:  May 4, 1995